SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   August 4, 2004

Credit Suisse First Boston (USA), Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

1-6862	13-1898818
(Commission File Number)	(I.R.S. Employer Identification No.)

Eleven Madison Avenue, New York, New York	10010
(Address of principal executive office)	(Zip Code)

(212) 325-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events

On August 4, 2004, Credit Suisse Group, our ultimate parent, released its financial results for the three months and six months ended June 30, 2004, including the financial results of the Credit Suisse First Boston business unit, of which we are a part.

Credit Suisse Group reported net income of CHF 1,457 million and CHF 3,318 million, respectively, and the Credit Suisse First Boston business unit reported net income of CHF 430 million and CHF 1,189 million, respectively, for the three months and six months ended June 30, 2004.

We have not reported our financial results for the three months and six months ended June 30, 2004 and will report these results in connection with the filing of our quarterly report on Form 10-Q.

We expect to report net income of USD 292 million and USD 459 million for the three months and six months ended June 30, 2004, respectively.  We had net income of USD 978 million and USD 1,059 million for the three months and six months ended June 30, 2003, respectively, with USD 126 million and USD 183 million, respectively, from continuing operations and the remainder from the discontinued operations of the Pershing unit (including USD 852 million from its sale in May 2003).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Credit Suisse First Boston (USA), Inc.

/s/ Paul C. Wirth
Paul C. Wirth
Chief Financial and Accounting Officer

August 4, 2004